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                                                                   EXHIBIT 10(P)

==================PCRMKTR Remarketer Memos/IBM PC Co. - N.A.====================
94-015 Introduction of 24-month Business Partner Agreement

                               September 13, 1994



MEMORANDUM TO:  IBM Authorized Personal Computer Dealers
                IBM Authorized Industry Remarketers
                - Personal Computer
                IBM Authorized Aggregators
                IBM Authorized Distributors

SUBJECT:    Introduction of 24-month Business Partner Agreement


In response to remarketer feedback, the IBM PC Company is pleased to introduce the 24-month Business Partner Agreement for qualifying Personal Computer Dealers
(PCDs), Industry Remarketers - Personal Computer (IRPCs), Aggregators and Distributors.

To qualify, you must have achieved you agreement's minimum renewal criteria
(MRC) for the prior year and have satisfied any outstanding notices of deficiency.

If you are in your first year of IBM authorization, you must successfully complete your 12-month agreement and achieve 100% of your MRC before you will be offered a 24-month renewal agreement.

If you currently qualify for a 24-month term, your agreement will be extended 12 months from your current expiration date. Your MRC will be adjusted to an amount equal to twice the 12-month MRC shown on your current Dealer, Industry Remarketer or Distributor Profile.

The effective date of this offering is October 1, 1994. This memo serves as notification of your agreement's new expiration date. Terms and conditions of your current IBM Business Partner Agreement apply for the contract period. A copy of your next agreement will not be mailed to you until your next renewal period.

We hope this transition to 24-month agreements simplifies your renewal process and contributes to your continued success. For further information, please contact your IBM representative.


                                       D. G. Boucher
                                       Vice President
                                       Channel Marketing

     Blind note:  HQ contact is Genie Sayre, tie line
                  336-9025 or RHQVM15(GMSAYRE.).